Exhibit 99.1

Cycurion Reports Financial Results for the First Quarter 2025

MCLEAN, Va., June 06, 2025 — Cycurion, Inc. (Nasdaq: CYCU) (“Cycurion” or the “Company”), a trusted leader in IT cybersecurity solutions and AI, reports financial results for the first quarter ended March 31, 2025, and provides a corporate update.

Financial Highlights

●	Revenues of $3.9 million.

●	Gross Profit of $677,673, up 95.4% year-over-year, with a 17.5% gross margin increase in the first quarter of 2025 compared to $346,714 (8.2% gross margin) in the first quarter of 2024, reflecting a focus on capturing and retaining more profitable business.

●	Adjusted EBITDA of $245,062 (6.3% margin) in the first quarter of 2025 compared to $(68,803) in the first quarter of 2024, reflecting strong cost management coupled with both scalable operating leverage and an optimized service mix that included a higher proportion of enterprise clients and stronger government relationships, leading to a significant improvement in adjusted EBITDA in the first quarter of 2025.

●	Net loss of $(10.2) million, consisting of $9.3 million in non-recurring pre-tax charges of non-cash stock compensation expenses and $1.2 million in merger-related expenses, compared to $(0.3) net loss in the first quarter of 2024.

●	Net loss per share of $(0.56) basic and fully diluted that included the aforementioned non-recurring significant pre-tax charges, compared to $(0.02) in the first quarter of 2024.

Q1 2025 and Recent Strategic, Technological and Corporate Milestones

●	Listed and Began Trading on Nasdaq: Completed a business combination with Western Acquisition Ventures Corp. in February 2025 and had its shares of common stock listed on the Nasdaq Global Select Market.

●	Broader Rollout of AI-driven SaaS ARx Cybersecurity Platform: High margin, AI-driven cybersecurity solutions have been instrumental in driving margin expansion, enhancing operational scale and strengthening Cycurion’s market position, offering advanced capabilities to a wider array of clients.

●	Strategic Partnerships Delivering Results: Long-term partnerships forged in both the public and private sectors are beginning to yield tangible revenue-generating opportunities. These collaborations validate Cycurion’s go-to-market strategy and enhance its credibility within the industry. Notably, partnerships have already resulted positively. Includes SOC as Service, External Attack Surface Management, Web Application Firewall and Virtual CISO Support & Consulting.

●	Backlog Reaching Record Levels: Witnessing a robust increase in its backlog of contracted work, which has reached record levels the first quarter of 2025, reflecting strong client demand for Cycurion’s scalable solutions, indicating a positive outlook for future revenue streams.

●	New Contracts: Secured a $22 million multi-year contract with State Police Agency.

Management Commentary

Kevin Kelly, Cycurion CEO, stated, “As we look ahead, we remain optimistic about the continued demand for our high-margin services and innovative solutions. The company is committed to leveraging the growing client backlog and the success of the ARx platform to drive further growth. Additionally, our focus on nurturing strategic partnerships will be crucial in expanding our market presence and creating new revenue opportunities. Cycurion is poised for a strong 2025, driven by a strategic overhaul focused on sustainable growth and innovation. Over the past year, the company streamlined operations, significantly cutting General and Administrative (G&A) expenses while boosting gross profit for greater financial strength. We have invested heavily in AI-driven technology, sharpening its competitive edge. By pivoting away from low-margin clients to high-value opportunities, the Company has built a robust framework for organic growth while paving the way for expansion, entering 2025 with clear momentum and vision.”

About Cycurion

Based in McLean, Virginia, Cycurion (Nasdaq: CYCU) is a forward-thinking provider of IT cybersecurity solutions and AI, committed to delivering secure, reliable, and innovative services to clients worldwide. Specializing in cybersecurity, program management, and business continuity, Cycurion harnesses its AI-enhanced ARx platform and expert team to empower clients and safeguard their operations. Along with its subsidiaries, Axxum Technologies LLC, Cloudburst Security LLC, and Cycurion Innovation, Inc., Cycurion serves government, healthcare and corporate clients with a commitment to securing the digital future.

Forward Looking Statements

This press release contains statements that are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to the operations and prospective growth of Cycurion’s business.

Many factors could cause Cycurion’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements described in this press release, including words such as “continue”, “expect”, “intend”, “will”, “hope”, “should”, “would”, “may”, “potential”, and other similar expressions. Such factors could include, among others, those detailed in its Registration Statement on Form S-1 and in its Annual Report on Form 10-K, each as filed with the Securities and Exchange Commission (the “SEC”). Should one or more of these risks or uncertainties materialize, or should the assumptions set out in the section entitled “Risk Factors” in those filings with the SEC underlying those forward-looking statements prove incorrect, actual results may vary materially from those described herein. These forward-looking statements are made as of the date of this press release and Cycurion does not intend, and does not assume any obligation, to update these forward-looking statements, except as required by law. Cycurion cannot assure that such statements will prove to be accurate as actual results, and future events could differ materially from those anticipated in such statements. Individuals are cautioned that forward-looking statements are not guarantees of future performance and, accordingly, investors are cautioned not to put undue reliance on forward-looking statements due to the inherent uncertainty therein.

Investor Contact:

CORE IR

investors@cycurion.com

Media Contact:

Phone: (703) 555-0123

Email: media@cycurion.com

Non-GAAP Financial Measures

Statements in this release include financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”) and also include non-GAAP financial measures that are provided as additional information to enhance the overall understanding of the Company’s current financial performance and not as an alternative to the consolidated interim financial statements presented in accordance with GAAP. Management uses these non-GAAP measures (earnings before interest, taxes, depreciation, and amortization (“EBITDA”), Adjusted EBITDA, Adjusted EBITDA margin, Free Cash Flow) to evaluate the Company’s financial performance. These terms might not be calculated in the same manner as, and thus might not be comparable to, similarly titled measures reported by other companies. The financial information tables that accompany this press release include reconciliations of net income to non-GAAP financial measures.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide a measure of the Company’s operating results in a manner that is focused on the performance of the Company’s core business on an ongoing basis, by removing the effects of non-operating and certain non-cash expenses. These non-operating and non-cash items are specifically identified in the reconciliations of GAAP measures to non-GAAP measures that accompany this release.

Free Cash Flow provides useful information to investors about the amount of cash generated by the business that can be used for strategic opportunities and is computed as Cash Flows from Operating Activities less both the Purchase of Property and Equipment & Purchase of Intangible Assets.

CYCURION, INC. AND ITS SUBSIDIARIES
RECONCILIATION OF GAPP TO NON-GAAP MEASURES (Unaudited)

	Quarter ended
	March 31,
	2025	2024

Net income (loss)	$(10,248,486)	$(312,475)
Provision for income taxes	-	-
Interest expense	178,890	231,475
Depreciation of fixed assets	1,709	2,197
Amortization of software development costs	8,333	-
Gain on settlement of debt	(141,653)	-

EBITDA (non-GAAP measure)	$(10,201,207)	$(78,803)
Stock compensation expense	9,250,000	10,000
Merger-related expense	1,196,269	-

Adjusted EBITDA (non-GAAP measure)	$245,062	$(68,803)